SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           July 31, 2002

ENTERASYS NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10228	04-2797263

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

35 Industrial Way, Rochester, NH 03867

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:           (603) 332-9400

Item 5. Other Events

     On May 17 and on July 30, 2002, the Company announced that in connection with its ongoing internal review, it expects to restate its financial statements for the fiscal year ended March 3, 2001, including the relevant fiscal quarters, and for the relevant fiscal quarters in the ten-month period ended December 29, 2001. Following it’s announcements, the Company received a letter dated July 31, 2002 from its independent auditor, KPMG LLP, advising the Company that, in light of the Company’s decision to restate these financial statements, KPMG’s report on the Company’s financial statements as of and for the fiscal year ended March 3, 2001 should no longer be relied upon. KPMG remains the Company’s independent auditor and is working with the Company to complete the required financial statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERASYS NETWORKS, INC.

Date:	August 2, 2002	By: /s/ William O’Brien

William O’Brien
Chief Executive Officer